UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

AMERICAN PHYSICIANS CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 000-32057

Michigan (State of Incorporation)	38-3543910 (IRS Employer Identification No.)

1301 North Hagadorn Road, East Lansing, Michigan 48823
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (517) 351-1150

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On March 4, 2005, the Compensation Committee (the “Compensation Committee”) of American Physicians Capital, Inc. (the “Company”) took the following actions:

Approval of Incentive Compensation Plan for 2005

     The Compensation Committee approved an incentive compensation arrangement (the “Bonus Plan”), pursuant to which all employees of the Company, including its executive officers, will be entitled to receive a cash bonus based on the Company’s return on shareholders’ equity (“ROE”) for 2005. Under the Bonus Plan, no payout will occur unless a minimum ROE of 5% has been met, in which case executives would receive a bonus equal to 25% of salary. The amount of the cash bonus is based on a sliding scale and will increase as the Company’s ROE increases beyond the specified minimum threshold. Cash bonuses are paid early in the following year after financial results for the previous year have been determined. A similar arrangement based on ROE is intended by the Compensation Committee to be used in future years.

     A summary of the Bonus Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Approval of 2005 Base Salary

     The Compensation Committee also completed its evaluation of executive salaries for 2005 as part of its annual executive compensation review and approved, effective January 1, 2005, the following base salaries for the Company’s executive officers for fiscal 2005:

Executive	Title	Base Salary
R. Kevin Clinton	President and Chief Executive Officer	$600,000
Annette E. Flood	Chief Operating Officer (American Physicians)	$315,000
Frank H. Freund	Executive Vice President, Treasurer and Chief Financial Officer	$315,000

Approval of 2004 Bonus Award

     Under the cash bonus plan in effect for 2004, all employees of the Company, including its executive officers, were entitled to a cash bonus based upon the Company’s consolidated net income for the 2004 calendar year, ranging from 35% to 150% of a pre-determined target bonus amount. Bonuses were based upon the level of net income achieved in relation to the targeted level of net income for the year. The target bonus amount was a percentage of the employee’s base salary and is determined based upon the employee’s position. For executive officers, the target bonus amount was 50% of base salary. In 2004, the Company achieved the target net income level established under the 2004 cash bonus plan, as adjusted for the effect of the Gerling commutation, resulting in each of the executive officers being awarded a cash bonus on March 5, 2005 as follows.

Executive	Title	Bonus
R. Kevin Clinton	President and Chief Executive Officer	$218,500
Annette E. Flood	Chief Operating Officer (American Physicians)	$100,000
Frank H. Freund	Executive Vice President, Treasurer and Chief Financial Officer	$150,000

Item 8.01 Other Events.

     On March 5, 2005, the Compensation Committee determined that it will consider granting equity-based awards to employees for no more than the 95,748 shares which remain available under the Company’s Stock Compensation Plan as of March 5, 2005. The Committee does not intend to recommend that the Company’s Stock Compensation Plan be amended to make additional shares available for future grants after the 95,748 shares are granted.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

10.1	Summary of incentive compensation plan as of March 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 10, 2005

AMERICAN PHYSICIANS CAPITAL, INC.
By:	/s/ R. KEVIN CLINTON
R. Kevin Clinton
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.1	Summary of incentive compensation plan as of March 2005